Adamis Pharmaceuticals Corporation 8-K

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-8 (Nos. 333-159229, 333-169106, 333-175383, 333-196435, 333-201742, 333-211773, 333-218945, 333-226230, and 333-229379), on Form S-1 (Nos. 333-190798, 333-192372, and 333-192801), and on Form S-3 (Nos. 333-196976, 333-199454, 333-200447, 333-209401, 333-212880, 333-217400, 333-717908, and 333-226100) of our report dated March 30, 2020, except as it relates to Note 20, as to which the date is October 5, 2020 (which includes an explanatory paragraph related to the existence of substantial doubt about the Company’s ability to continue as a going concern), relating to the consolidated financial statements of Adamis Pharmaceuticals Corporation and Subsidiaries (the Company), as of and for the years ended December 31, 2019 and 2018, which report appears in the Form 8-K filed by the Company on October 5, 2020.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

October 5, 2020